EXHIBIT 4.3
SIPEX CORPORATION
STAND-ALONE STOCK OPTION AGREEMENT
I. NOTICE OF STOCK OPTION GRANT
     Ralph Schmitt
     You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

Date of Grant	June 27, 2005

Vesting Commencement Date	June 27, 2005

Exercise Price per Share	$1.70

Total Number of Shares Granted	1,000,000

Term/Expiration Date:	June 27, 2015

Vesting Schedule:
     The Shares subject to the Option shall vest and may be exercised, in whole or in part, in at a rate of 1/4 of such Shares on the one-year anniversary of the Vesting Commencement Date and 1/48 of such Shares monthly thereafter, subject to the Optionee continuing to be an Employee of the Company on such dates.

     Termination Period
     This Option may be exercised in accordance with Sections 6 through 10 of this Agreement. In no event shall this Option be exercised later than the Term/Expiration Date provided.
II. AGREEMENT
     1. Definitions. As used herein, the following definitions shall apply:
          (a) “Agreement” means this stock option agreement between the Company and Optionee evidencing the terms and conditions of this Option.
          (b) “Applicable Laws” means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.
          (c) “Board” means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.
          (d) “Cause” means (i) Optionee’s failure to perform the duties of his position (as they may exist from time to time) to the reasonable satisfaction of the Board; (ii) any act of dishonesty, fraud or misrepresentation taken by Optionee in connection with his responsibilities as an employee; (iii) Optionee’s conviction or plea of no contest to a crime that negatively reflects on his fitness to perform his duties or harms the Company’s reputation or business, in each case as determined by the Board in its sole discretion; (iv) Optionee’s violation of any federal, state or other law or regulation applicable to the Company’s business, or of any Company policy, including, but not limited to, the Company’s anti-harassment and discrimination policies; (v) willful misconduct by Optionee that is injurious to the Company’s reputation or business, in each case as determined by the Board in its sole discretion; (vi) a material breach of Optionee’s obligations pursuant to the Letter Agreement or under the Confidential Information and Invention Assignment Agreement between him and the Company; and (vii) Optionee’s termination pursuant to the termination of the Company’s normal business operations. For the purposes of this definition of “Cause,” an act or failure to act will be deemed “willful” if effected not in good faith or without reasonable belief that such action or failure to act was in the best interests of the Company.
          (e) “Change of Control” means (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing sixty percent (60%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” will mean directors who either (A) are directors of the Company as of June 7, 2005, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company’s assets. Notwithstanding the foregoing, a “Change of Control” shall not include any transaction or series of transactions involving the Company’s issuance of any equity or debt securities to third parties for capital raising purposes.
          (f) “Code” means the Internal Revenue Code of 1986, as amended.
          (g) “Common Stock” means the common stock of the Company.
          (h) “Company” means SIPEX Corporation, a Delaware corporation.
          (i) “Director” means a member of the Board.
          (j) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
          (k) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Employee shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.
          (l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:
                    (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, or is actively traded over-the-counter, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of grant, or if unavailable, for the last market trading day prior to date of grant, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;
                    (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                    (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.
          (n) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
          (o) “Notice of Grant” means a written notice, in Part I of this Agreement, evidencing certain the terms and conditions of this Option grant. The Notice of Grant is part of the Option Agreement.
          (p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
          (q) “Option” means this stock option.
          (r) “Optioned Stock” means the Common Stock subject to this Option.
          (s) “Optionee” means the person named in the Notice of Grant or such person’s successor.
          (t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
          (u) “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 of this Agreement.
          (v) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
     2. Grant of Option. The Board hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of this Agreement.
     3. Exercise of Option.
          (a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement.
          (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise

Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.
          (c) Legal Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.
          (d) Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Board shall establish and communicate to the Optionee at the time that such offer is made.
     4. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
          (a) check;
          (b) consideration received by the Company under a cashless exercise program implemented by the Company;
          (c) surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.
     5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement. Notwithstanding any other provision of this Agreement, in no event shall this Option be exercised later than the Term/Expiration Date provided.
     7. Termination of Employment Relationship.
          (a) If Optionee’s status as an Employee of the Company terminates voluntarily by Optionee, this Option may be exercised for a period of three (3) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.
          (b) Except as otherwise provided in Sections 7 through 9 of this Agreement, if Optionee’s status as an Employee terminates other than (a) voluntarily by Optionee, or (b) for Cause, this Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.
          (c) If Optionee’s status as an Employee terminates other than (a) voluntarily, (b) by reason of his death or Disability or (c) for Cause prior to June 27, 2006, two hundred and fifty thousand (250,000) of the shares subject to the Option shall immediately vest and become exercisable for a period of twelve (12) months following the date of termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant).
          (d) If Optionee’s status as an Employee terminates other than (a) voluntarily, (b) by reason of his death or Disability, or (c) for Cause within twelve (12) months after a Change of Control, all of the shares subject to the Option shall vest and become exercisable for a period of twelve (12) months following the date of Optionee’s termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant).
     8. Disability of Optionee. If Optionee’s status as an Employee terminates as a result of the Optionee’s Disability, this Option may be exercised for a period of twelve (12) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.
     9. Death of Optionee. If the Optionee dies while an Employee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration date of this Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.
     10. Termination for Cause. If the Optionee is terminated for Cause, this Option shall terminate immediately upon the Optionee’s receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.
     11. Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock and class of securities covered by this Option, as well as the price per share of Common Stock covered by this Option and the vesting schedule, shall be proportionately adjusted (or a substituted option may be granted) for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or other similar event or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.
     12. Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.
     13. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
          (a) Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of a Nonstatutory Stock Option (an “NSO”). The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
          (b) Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.
     14. Entire Agreement; Governing Law. This Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.
     15. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO

NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUES ENGAGEMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS AN EMPLOYEE AT ANY TIME, WITH OR WITHOUT CAUSE.
     By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	SIPEX CORPORATION

/s/ Ralph Schmitt	/s/ Clyde R. Wallin
Signature: Ralph Schmitt	By: Clyde R. Wallin
Title: CFO

EXHIBIT A
SIPEX CORPORATION
EXERCISE NOTICE
SIPEX Corporation
233 South Hillview Drive
Milpitas, CA 95053
Attention:
     1. Exercise of Option. Effective as of today,                     , 20___, the undersigned (“Purchaser”) hereby elects to purchase                                 shares (the “Shares”) of the Common Stock of SIPEX Corporation (the “Company”) under and pursuant to the Stock Option Agreement dated June ___, 2005 (the “Option Agreement”). The purchase price for the Shares shall be $1.70, as required by the Option Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Option Agreement.
     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.
     3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Option Agreement.
     5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
     6. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.
     7. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.
     8. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

Submitted by:	Accepted by:

OPTIONEE	SIPEX CORPORATION

Signature

Print Name

Address:	Address:
233 South Hillview Drive

Milpitas, CA 95053

Date Received: